Exhibit 4
GUARANTY OF COLLECTION
THIS GUARANTY OF COLLECTION (this “Guaranty”) is made as of June 4, 2009, by WILLIAM J. CARAGOL (the “Guarantor”) to and for the benefit of VERICHIP CORPORATION, a Delaware corporation (“VeriChip”), and solely for purposes of Section 8 hereof, between Guarantor and STEEL VAULT CORPORATION, a Delaware corporation (“Borrower”).
R E C I T A L S:
A. Provided that VeriChip receives a guaranty of collection from the Guarantor with respect to the Liabilities (as defined below), VeriChip is willing to purchase a secured convertible promissory note issued by Borrower in the aggregate principal amount of $500,000 (the “Note”), which is secured by a security agreement, dated as of the date hereof, between Borrower and VeriChip and by a security agreement, dated as of the date hereof, between National Credit Report.com, LLC and VeriChip (collectively, the “Security Agreements”).
B. In exchange for providing this Guaranty, the Guarantor will receive a common stock purchase warrant to purchase 500,000 shares of common stock of Borrower (the “Warrant”).
NOW, THEREFORE, to induce VeriChip to purchase the Note from Borrower and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor agrees with VeriChip as follows:
1. Guaranty. The Guarantor guarantees to VeriChip full and prompt collection of up to the principal amount due under the Note of and all accrued and unpaid interest thereon, but not any fees or other amounts of any kind whatsoever that shall be due to VeriChip by Borrower (the “Liabilities”).
2. Guaranty of Collection. This is a guaranty of collection only, and not a guaranty of payment. Before enforcing this Guaranty, (i) VeriChip first must foreclose upon any collateral securing the Note pursuant to the Security Agreements, (ii) VeriChip must use reasonable efforts to obtain judgment against Borrower, (iii) VeriChip must use reasonable efforts to execute on any judgment obtained against Borrower, and (iv) following execution of any such judgment, a portion of the sums due under the Note constituting liabilities hereunder must remain unpaid; provided, however, if Borrower becomes the debtor in (A) any voluntary or (B) any involuntary bankruptcy case which is not dismissed within 60 days, then VeriChip immediately may enforce this Guaranty against Guarantor.
3. Termination of Guaranty. This Guaranty shall remain in effect and will not terminate until the Liabilities have been paid in full.
4. Waivers. The Guarantor waives (i) notice of acceptance of this Guaranty, (ii) all presentments and protests, and (iii) notice of dishonor.
5. Obligations Absolute. Except as set forth in this Guaranty, the Guarantor’s obligations are in all respects absolute and unconditional and will not be impaired, modified, released or limited by any occurrence or condition whatsoever, including, without limitation,

(i) any modification, discharge, renewal or extension of the Liabilities or the Note, or any amendment, modification or stay of VeriChip’s rights under the Note which may occur in any bankruptcy or reorganization case or proceeding concerning Borrower, whether permanent or temporary and whether or not assented to by VeriChip, (ii) any notice of withdrawal of this Guaranty, at any time and from time to time before, at or after maturity of the Note, (iii) any substitution or exchange, in whole or in part, of any collateral or any security held in connection with the Note, (iv) any furnishing of additional collateral for the Note, (v) any determination that any collateral has become impaired or that any security interest taken by VeriChip to secure the Note is invalid or unperfected, (vi) any determination that any signatures on behalf of Borrower on the Note are not genuine or that the Note is not the legal, valid and binding obligation of Borrower, or (vii) any defenses which Borrower may have as to any sums due under the Note.
6. Waiver of Subrogation. Until the Liabilities have been paid in full, the Guarantor irrevocably waives, relinquishes and renounces any right of subrogation, contribution, indemnity, reimbursement or any claim whatsoever which the Guarantor may have against Borrower or any other guarantors liable on the Note arising out of, or in any way connected with, the documents evidencing, securing, guaranteeing or otherwise relating to the Note (the “Loan Documents”). The Guarantor will not assert any such claim against Borrower or any such guarantor, in any proceeding, legal or equitable, including any bankruptcy, insolvency or reorganization proceeding, before VeriChip is paid in full for the Liabilities. This provision will inure to the benefit of and will be enforceable by VeriChip, Borrower and any such guarantors, and their successors and assigns, including any trustee in bankruptcy or debtor-in-possession. This provision will not prevent the Guarantor from asserting a claim against Borrower or any such guarantors once the Liabilities have been fully paid to VeriChip. Once the Liabilities have been paid in full, if the Guarantor has made any payment to VeriChip under this Guaranty, then VeriChip will assign to the Guarantor, to the extent of such payment, VeriChip’s interest in the Loan Documents and any judgments against Borrower.
7. Reinstatement of Guaranteed Liabilities. The Guarantor acknowledges and agrees that the Guarantor’s obligations hereunder shall apply to and continue with respect to any amount paid to VeriChip on the Liabilities which is subsequently recovered from VeriChip for any reason whatsoever (including, without limitation, as a result of any bankruptcy, insolvency or fraudulent conveyance proceeding), notwithstanding the fact that the Liabilities may have been previously paid in full or this Guaranty terminated, or both.
8. Registration. As consideration for the Guaranty, if at any time Borrower proposes to register shares of its common stock under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the public offering of such shares for cash (a “Proposed Registration”) other than a registration statement on Form S-8 or Form S-4 or any successor or other forms promulgated for similar purposes, Borrower shall, at such time, promptly give Guarantor written notice of such Proposed Registration. Guarantor shall have ten (10) days from its receipt of such notice to deliver to Borrower a written request specifying the amount of Registrable Securities that Guarantor intends to sell and Guarantor’s intended method of distribution. Upon receipt of such request, Borrower shall use its commercially reasonable efforts to cause all Registrable Securities which Borrower has been requested to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of Guarantor;

provided, however, that Borrower shall have the right to postpone or withdraw any registration effected pursuant to this Section 8 without obligation to Guarantor. If, in connection with any underwritten public offering for the account of Borrower or for stockholders of Borrower that have contractual rights to require Borrower to register shares of common stock, the managing underwriter(s) thereof shall impose a limitation on the number of shares of common stock which may be included in a registration statement because, in the judgment of such underwriter(s), marketing or other factors dictate such limitation is necessary to facilitate such offering, then Borrower shall be obligated to include in the registration statement only such limited portion of the Registrable Securities with respect to which Guarantor has requested inclusion hereunder as such underwriter(s) shall permit. For purposes herein, “Registrable Securities” means the shares of common stock issuable pursuant to the exercise of the Warrant (without regard to any limitation on such exercise), and any shares of capital stock issued or issuable from time to time (with any adjustments) in replacement of, in exchange for or otherwise in respect of the shares issued or issuable pursuant to the exercise of the Warrant; provided, however, that “Registrable Securities” shall not include any such shares that have been sold pursuant to Rule 144 of the Securities Act.
9. Assignment. VeriChip may, from time to time, whether before or after any withdrawal of this Guaranty, without notice to the Guarantor, assign or transfer any or all of the Liabilities or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities shall be and remain Liabilities for purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Liabilities, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were VeriChip; provided, however, that, unless VeriChip shall otherwise consent in writing, VeriChip shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Guaranty, for the benefit of VeriChip, as to that portion of the Liabilities which VeriChip has not assigned or transferred.
10. Cumulative Rights; No Waiver. Each and every right granted to VeriChip hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time subject only to the limitations set forth in this Guaranty. No failure on the part of VeriChip to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise by VeriChip of any right preclude any other or future exercise thereof or the exercise of any other right.
11. Interpretation and Construction. Each reference herein to VeriChip shall be deemed to include its successors and assigns, and each reference to Borrower and the Guarantor and any pronouns referring thereto as used herein shall be construed in the singular or plural as the context may require and shall be deemed to include the heirs, executors, administrators, legal representatives, successors and assigns of Borrower and the Guarantor, all of whom shall be bound by the provisions hereof. All references herein to Borrower shall be deemed to include any successor or successors, whether immediate or remote, to Borrower.
12. Continuing Guaranty. This instrument is intended to be a full, complete and continuing guaranty to VeriChip to the extent of and for the Liabilities owing by Borrower to

VeriChip from time to time and to be valid and continuous without other or further notice to the Guarantor, notwithstanding the death, disability or dissolution of Borrower or any other guarantor, until notice in writing of withdrawal of this Guaranty, signed by the parties hereto or any of them or by the legal representative(s) of a deceased party, has actually been given to VeriChip, and then only as to the party or parties signing such notice and to transactions subsequent to the time of such notice; provided, however, that no such notice of withdrawal shall affect or impair any of the agreements and obligations of the Guarantor hereunder with respect to any and all Liabilities existing at the time of actual receipt of such notice by VeriChip until paid in full; and shall not affect or impair VeriChip’s right to recover all expenses paid or incurred by VeriChip endeavoring to enforce this Guaranty against the Guarantor. All of the agreements and obligations of the Guarantor under this Guaranty shall, notwithstanding any such notice of withdrawal, remain in effect until all such Liabilities and all such expenses shall have been paid in full.
13. Subsequent Guaranties. No subsequent guaranty by the Guarantor or any other person of the Liabilities shall be deemed to be in lieu of or to supersede this Guaranty, unless otherwise expressly provided therein. The obligation under this Guaranty shall be in addition to any obligation of the Guarantor as endorser of any obligations of Borrower.
14. Governing Law/Venue. The validity, construction, enforcement, and interpretation of this Guaranty are governed by the laws of the State of Florida and the federal laws of the United States of America, excluding the laws of those jurisdictions pertaining to resolution of conflicts with laws of other jurisdictions. The Guarantor (a) consents to the personal jurisdiction of the state and federal courts having jurisdiction in Palm Beach County, Florida, (b) stipulates that the proper, exclusive, and convenient venue for any legal proceeding arising out of this Guaranty is Palm Beach County, Florida, for state court proceedings, and the Southern District of Florida, for federal district court proceedings, and (c) waives any defense, whether asserted by a motion or pleading, that Palm Beach County, Florida, or the Southern District of Florida, is an improper or inconvenient venue.
15. Entire Agreement. This writing represents the entire agreement of the parties and is intended as a complete and exclusive statement of the terms of this Guaranty. No amendment or modification shall be effective unless made in writing and signed by the parties. No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be used to supplement, amend or modify the terms hereof.
16. Counterparts. This Guaranty may be executed (including by facsimile transmission) in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.
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IN WITNESS WHEREOF, the undersigned have executed this Guaranty as of the date and year first written above.

GUARANTOR
By:	/s/ William J. Caragol
William J. Caragol

Solely for purposes of Section 8: STEEL VAULT CORPORATION
By:	/s/ Allison Tomek
	Name:	Allison Tomek
	Title:	Secretary